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           Compuware Corp.         CPWR    Q2 2009 Earnings Call   Oct. 23, 2008
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-- MANAGEMENT DISCUSSION SECTION

      Operator: Hello and welcome to the Compuware Corporation Second Quarter Results Teleconference. At the request of Compuware, this conference is being recorded for instant replay purposes.

      At this time I would like to turn the conference over to Ms. Lisa Elkin, Vice President of Communications and Investor Relations for Compuware Corporation. Ms. Elkin you may begin.

Lisa Elkin, Vice President, Investor Relations and Communications
--------------------------------------------------------------------------------

      Thank you very much, Cary, and good afternoon ladies and gentlemen. With me this afternoon are Peter Karmanos, Jr., Chairman and CEO, Bob Paul, President and Chief Operating Officer, Laura Fournier, Executive Vice President and Chief Financial Officer and Jason Vines, Senior Vice President and Chief Communications Officer.

      Certain statements made during this conference call that are non-historical facts including those regarding the company's future plans, objectives and expected performance are forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements represent our outlook only as of the date of this conference call. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the company's reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information. The company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable laws.

      For those of you who do not have a copy, I will begin by summarizing the press release, Pete, Bob, and Laura will then provide details about the quarter and other Compuware activities we will then open the call to your questions. Compuware's final financial results for Q2 showed strength in product commitments and maintenance fees. Company to continue increasing focus reducing expenses. Compuware Corporation today announced financial results for its second quarter ended September 30, 2008. Compuware reports second quarter revenues of $269.8 million, compared $302 million in the same quarter last year. Earnings were $0.08 per share in Q2 compared to $0.13 per share in the same quarter last year. Based upon 257.6 million and 295.4 million shares outstanding respectively.

      Compuware's net income in the quarter was $21.6 million, compared to $37.4 million in the same quarter last year. During the company's second quarter, software license fees were $42.3 million, compared to $70 million in the same quarter last year. Maintenance fees recognized in the quarter were $124.7 million compared to $116.3 million in Q2 last year. Revenue from professional services in the quarter was $102.8 million, compared to $115.7 million in the same quarter last year.

      I would now like to turn the call over to Pete. Pete?

Peter Karmanos, Jr., Chairman and Chief Executive Officer
--------------------------------------------------------------------------------

      Thanks, Lisa. As Compuware's investors, I want you to know that the company is in excellent shape. Our second quarter performance simply reflects a two-week period when worldwide purchasing environment - when the worldwide purchasing environment came to a complete standstill. Bob and his team continue to monitor the deals that slipped out of quarter two every day.


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           Compuware Corp.         CPWR    Q2 2009 Earnings Call   Oct. 23, 2008
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      Our fundamentals remain sound and maintenance, our most important revenue number, showed the most year-over-year growth that it has had in several years. Our maintenance commitments for the first six months reflect a 44% increase over the same period last year. That's a very, very important number, because maintenance is extremely profitable, and repeatable.

      I'm comfortable that services business will improve soon and particularly, the high margin work we do in services to install and maximize the value of our products appears to be growing. As Laura will tell you, we have cash and a solid line of credit up to 150 million available, an additional 150 million that the bank has committed to us, but we're discounting that even though we think we could get that. Giving us the ability to buy more of our stock should the price drop even further. And that's an interesting statement, if it drops further, the faster we'll buy it. The company has done a first wave of cost cutting, in addition to the 100 million we took out of the business last year. If the economy worsens, we even have further contingency plans to allow us to adapt quickly to a changing environment.

      At this point in time, I believe we will finish the fiscal year with earnings in the range that we predicted. I feel very comfortable with that. We will continue to execute on our strategic transformation that Bob is leading, and look forward to reporting our progress in the future. Bobby?

Bob Paul, President and Chief Operating Officer
--------------------------------------------------------------------------------

      Thanks, Pete. Compuware delivered the second quarter with some considerable core strengths despite unprecedented halt in worldwide commerce at the end of Q2. Compared to a strong Q2 last year, total product commitments were basically even. We had a particular strength in maintenance commitments, a figure that includes maintenance agreements entered into, but not recognized as revenue in the quarter, which increased by nearly $19 million. Maintenance revenue recognized this quarter increased by more than 7%.

      In addition total operating expenses were significantly down year-over-year. The pipeline for the second half of the year remains robust. Approximately $32 million in product commitments slipped from Q2 as a direct result of the macroeconomic conditions. An additional $5 million was delayed in the normal course of business but the financial lockout at the end of Q2 was a real culprit this quarter. Many of these deals continue to track toward a Q3 or Q4 close, in fact over $6 million of the 32 have come in already in Q3. I continue to monitor every opportunity in this category on a daily basis. We also continue to improve our overall sales discipline and are putting a concerted effort to close more deals in advance of the last few weeks of the quarter.

      Due to the strength of our existing pipeline, I believe that Compuware can deliver full-year results within the range of our previously stated guidance. I am fully aware however that financial conditions are volatile and could impact our performance. Having said that, at this time, we feel comfortable with current analysts' estimates for the company.

      I see great strength in our business today, and I believe we are also taking the right steps to ensure future success. As part of the Compuware
      2.0 initiative, we are starting to see improved operations across the board. Just a few examples include a disciplined attack on maintenance programs has driven maintenance commitments up. A referenced return on investment program that has lead to 137 new references and 22 ROI case studies that are or will shortly be completed. This is a significant accomplishment in an economy like today's because demonstrating ROI to customers is more important than ever.

      Concentration on customer user groups that will drive content for new initiatives or acquisitions and overall thought leadership in our target markets. A global new employee orientation program that should improve employee retention and job satisfaction. A new global image campaign that messages specific values to our target customers to create a pull in our chosen markets. A new lead generation program that is already delivering improved pipelines. A new


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           Compuware Corp.         CPWR    Q2 2009 Earnings Call   Oct. 23, 2008
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      target market initiative for our product solutions group that will drive incremental revenue in the future quarters and margins. An introduction of new operating guidelines for the professional services division specifically aimed at improved margins.

      From this strong foundation and based on a tremendous amount of work done over the last six month, Compuware will at the end of November detail our long-term strategy as promised. This strategy will focus Compuware's business on the market categories where we can be and will be best in the world, positioning the company for improved growth while reducing its expenses.

      While we can't discuss the details tonight, I expect this transformation to be significant and to benefit our customers, our employees and you, our shareholders. In the meantime Compuware is evaluating further near term measures to manage the company's expenses. In addition to the $100 million reduction in the company's operating expense run rate last year, we have identified new annualized reductions of $55 million and are working toward a goal of up to $80 million for the fiscal year.

      On the revenue side of the equation, the increasing complexity of our customer's computing environments and the growing impact of ITM revenue generating initiatives is creating strong opportunity for Compuware's solutions. Compuware is positioning itself for break-out growth in business service delivery a market that consultants predict will be a $10 billion category by 2013.

      The Compuware professional services organization will play a critical role in attacking this market. With our solutions delivery group's ability to provide structured engagements around Compuware Vantage and other products, Compuware offers our customers everything they need to deliver immediate economic value to the business.

      Furthermore, Compuware's professional services organization has the people, the products, and the best practices to help customers around the world gain competitive and cost advantages in this difficult environment.

      Overall, I expect Compuware's services business to leverage these opportunities to become more focused, more nimble and especially more profitable. The Compuware Covisint continues to increase its momentum, especially in healthcare completing new agreements with Michigan State Medical Society, Community Health of Washington, and several others.

      As written in The Wall Street Journal this week, the healthcare industry is about to undergo a global revolution, driven by a force they can no longer resist, information technology. Covisint has a secure platform, the thought leadership, and the relationships it needs to achieve growth in this area. This group is working very hard to achieve a first mover advantage position in this marketplace.

      Overall, Covisint increased its commitments by 21% in the quarter, with a backlog increase of 22%, and a deferred revenue increase of 11%. Quarter over quarter, due to the nature of revenue recognition, total Covisint revenues were basically flat. Due to that same reason, we should start to see revenue growth as the subscription base contracts turn into recognized revenue.

      The technology industry and Compuware in particular has a great advantage in tough times. We have a highly repeatable and profitable business, as you can see from our maintenance numbers. We will remain a highly profitable and fundamentally sound business as we move forward with our plans for transforming the company.

Laura?


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           Compuware Corp.         CPWR    Q2 2009 Earnings Call   Oct. 23, 2008
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Laura Fournier, Executive Vice President, Chief Financial Officer and Treasurer
--------------------------------------------------------------------------------

      Thanks, Bob. Despite the debilitating economic crisis currently impacting the global business community, Compuware's balance sheet remains strong, which will enable us to endure these challenging times. This quarter, we are especially encouraged with total product commitment, the sum of all software sales activity in the quarter, which were essentially flat year over year despite business virtually shutting down at the end of the quarter.

      As for professional services, revenue was down year over year. However, as mentioned on last quarter's call, such a decline was anticipated as we continued to transition this business to a more product-focused model. As Bob said, the services organization is on the road to becoming a more focused, nimble, and profitable organization.

      Due to the economic uncertainty plaguing the global business community, we have decided to temporarily suspend our share buyback program. With that said, we remain committed to buying back shares and to our goal of reducing our share count to 200 million shares outstanding. We will resume our buyback program when the credit markets settle down and we could go significantly lower than the 200 million shares outstanding if it makes sense to do so.

      During Q2, we purchased 10.7 million shares of the company's stock for approximately $118 million. We have approximately $566 million remaining under the current authorization for future buybacks.

      I would like end with cash flow because liquidity is, although sometimes people like to forget this truism, the lifeblood of any organization. Cash is king. Currently we have $160 million in cash, in addition to a solid $150 million line of credit available, should we have the need use it.

      Furthermore our agreement includes an accordion feature for an additional $150 million under the same terms. For Q2, operating cash flow was in line with expectations at $18.6 million. We anticipate operating cash flow to come in around $40 million in Q3 as we head in to our biggest cash collection period for the year in the last quarter.

      Our cash collection efforts remain strong and effective, and we believe we will exceed $200 million in operating cash flow for the year. As for the current credit crunch, and our costumer's ability to obtain credit in order to purchase our solutions, this really is a non-concern for us. Besides as I have mentioned and as proven by the numbers our cash collection efforts are highly effective. Like everyone else, we are uncertain of and remain cautious about what the immediate future holds, and being the prudent company we are, we are taking steps internally to best ensure we weather this pending storm, and we will weather the storm.

      We have tremendous customers who understand the value they get from Compuware and who agreeably pay to continue to receive that value. Long-term, we are as bullish as ever about our future. The steps we are taking will allow Compuware to focus its resources on opportunities where we can be the absolute best in the world, which will, we are certain lead to the type of breakout growth that will benefit all Compuware stakeholders, most notably our valued investors and employees.

      Lisa?


Lisa Elkin, Vice President, Investor Relations and Communications
--------------------------------------------------------------------------------

      Thanks very much, Laura. Ladies and gentlemen, we will now be happy to take your questions.


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           Compuware Corp.         CPWR    Q2 2009 Earnings Call   Oct. 23, 2008
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-- QUESTION AND ANSWER SECTION

      Operator: Thank you. [Operator Instructions] And our first question comes from Banc of America's Kirk Materne. Please go ahead, sir.

      |Q - Kirk Materne|: Yes, thanks very much. I guess Bob or Pete, whoever wants to take this, can you just go into a little bit more detail on - I realize the end of September was an unusual and hopefully unique time, but can you just go into the discussions where these big mainframe contracts that were coming up for renewal that got pushed out? Was it across the spectrum in terms of your product lineup? And then in terms of your confidence in getting those deals back, clearly, I guess unfortunately, things haven't gotten that much better. What gives you the confidence to believe that these deals need to close? Is it capacity restrictions? I'm just trying to get a sense on where your confidence level comes from given the macro environment.

      |A - Bob Paul|: Sure. Kirk, this is Bob. I'll take a stab at this. In the last two weeks, actually specifically even closer than that, probably the last four or five days of the quarter, there was not one business line solution category or even geography that really stood out as being part of the problem. We looked for operational weaknesses. Up to two weeks before the end of the quarter, we felt that we were going to have a pretty decent quarter. And then as documented, we have - I have a list of every single opportunity that slipped, and categorized whether it was for one reason or another reason, specifically whether it's due to the financial crisis or not. So it was across the board, which is unfortunate. But the good news is, I think that points to no major weakness in the operations of the business except for the fact that I think we should be doing a better job at bringing the deals in earlier in the quarter and also work on some other sales disciplines that we're putting into place now around pipeline, pipeline creation.

      Relative to the confidence, so on a daily basis, with our two Senior Vice Presidents and nine regional Vice Presidents across the world, I have a list that we review, and the expectation is that in the first two weeks of this quarter, we had every single one of these accounts contacted with an establishment of a close plan. And of those close plans which required an agreement by the customer, there were a very small percentage that were permanently taken off the list or moved beyond the rest of this fiscal year. So that doesn't mean that all the rest of these opportunities are going to hold, but right now it's looking quite strong. And so we'll continue that discipline for the duration of the quarter to make sure that we're not leaving any stones unturned.

      |Q - Kirk Materne|: Okay, thanks, that's helpful, and then just maybe around the additional cost restructuring that you guys are putting in place. You guys have done a lot thus far on the cost side. I guess where are you guys really trying to hone in on - clearly the services business remains maybe a little bit of a sore spot when you look at your overall profitability. How much just comes from getting that business to really start doing better from a margin standpoint and how much of it is just other operational things you can go after?

      |A - Bob Paul|: I think there are some opportunities there, but we really haven't looked across the board everywhere in the organization for additional expense reduction. We have gone through as part of this 2.0, actually looking at many, many internal, major processes by which we could get more efficient and reduce ongoing cost, which includes everything you can possibly imagine, both direct, indirect, even some of the spend that we're doing that we don't see as effective in marketing programs, for example. So it's very real. We've had some goals targeted at the beginning of the year. We got a little more aggressive on those goals to make sure we're hitting the numbers that we talked about.

      |Q - Kirk Materne|: Okay and then just last question for Laura, is there any level of cash flow that you guys need for just working capital purposes that you really would not want to go below, say in terms of the using the buyback? You could always draw down that line of credit, but I'm just trying to get a sense on just cash on the balance sheet. Is there a certain minimum you'd like to keep or -


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           Compuware Corp.         CPWR    Q2 2009 Earnings Call   Oct. 23, 2008
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      I don't want to - I realize you can't preview what your buyback would be in the quarter, but I'm just trying to get a sense on if there are any restrictions on say just 160 million you have on your balance sheet right now, either in terms of just a level you wouldn't want to go below, or anything that might be offshore?

      |A - Laura Fournier|: Of the 160 that we have on our balance sheet right now, approximately half of it is offshore, but we can bring it back. There should be - there are no restrictions on that. We certainly wouldn't want to go below $50 million per se on our balance sheet, but that's an always moving target, okay? It's dependent on the deals that are out there, the cash that is forecasted to come in off of receivables, any expenditures for the quarter, so that the amount that we would want on our books at any given time depends on what we're doing at any given time and what the forecasts are.

      |Q - Kirk Materne|: Okay. That's fair. Thanks very much.

      Operator: Thank you. [Operator Instructions] And our next question comes from JPMorgan's Aaron Schwartz. Please go ahead.

      |Q - Aaron Schwartz|: Good afternoon. I think we understand in terms of the environment maybe that you saw at the end of September, I think most other companies that we follow saw the same environment. But arguably things have not improved at all in October. And as we've heard a number of other companies report, they talked about a worsening environment and have adjusted their guidance accordingly. I'm just wondering what would get you to take a look at your earnings guidance, or if you could help us out with a revenue level that you're basing your new 200 million cash flow guidance off of, as it doesn't seem like things have gotten any easier since the end of September.

      |A - Peter Karmanos, Jr.|: Aaron, this is Pete Karmanos. I don't think the cash flow number is new. I think we have always predicted that, and we don't see any reason why that should change. The other thing, and it's very important to understand this, and the key number was that maintenance number. That's very repeatable business. It's very important for our clients to renew the maintenance because the products that we have there serve them extremely well and we haven't seen any pressure on that at all.

      The only pressure that we have or had was the last two weeks of the year where everything shut down. And that's our fault, because our hockey stick at the end of the quarter keeps increasing in size, and this cut - this hurt that. But the rest of our products, and we're watching it, and we know it could change any day. And I ask this question every single day, how's it going? What did the guy say? How's this deal going? How's that deal going? And they are moving along just fine.

      Now the real proof in the pudding is when it comes time for them to write the check or write the PO. We've been monitoring that and we haven't seen any softening of our forecast. We will be on the air the first time that we see something that we think will affect our results. At this point in time, I as the CEO of this company feel extremely comfortable saying that we will achieve 20 to 30% growth in our EPS over last year and we're holding firm to that, regardless of currency or anything else.

      |Q - Aaron Schwartz|: Okay. And you mentioned you're comfortable with the analysts' estimates right now. We should assume that's the...

      |A - Peter Karmanos, Jr.|: Excuse me. Bob may have said analysts' estimates. I think if you're going to downgrade a company because you're worried about their currency, you probably should take your estimates down as well. But other than that, I'm looking at our own forecast.

      |Q - Aaron Schwartz|: Okay. I guess I'm getting to, it would be very helpful for us as we look at your cash flow number, because I think that is very important and you mentioned the importance of


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      maintenance to your business and cash flow to get a sense of what maybe your expectations are for top line growth to arrive at those numbers.

      |A - Laura Fournier|: You know, though, Aaron, it's really a function of both top line growth and our level of operating expenses. So right now, as we said, we're very bullish in our forecast for the quarter. And again, we didn't come in to this lightly. We scrubbed that forecast very thoroughly. However, we are watching it very, very closely, and if we see any change in that, we will go - as Pete mentioned, we have a plan B and we'll look at operating expenses even more closely. So we're going to monitor both ends there, revenue and expenses, to achieve that goal.

      |Q - Aaron Schwartz|: Understood.

      |A - Peter Karmanos, Jr.|: We're still planning to have top line growth in our maintenance and our new license sales. We haven't seen any reason why that's not going to happen, and we have customers in the financial services business as well, all right? And some of the deals that didn't come in were pretty large deals with financial services businesses that we feel are - and they say are still going to happen.

      |Q - Aaron Schwartz|: Okay. So I understand the strength you've had in your product commitments and also your maintenance business and we've seen that, and you've reported that and it's been very helpful. But we should assume for the year that you will see revenue growth to get to the - in combination with expense cuts to get to the 200 million in cash flow from operations?

      |A - Peter Karmanos, Jr.|: We will get to the 200 million in cash flow regardless because we have so much in past commitments and long-term maintenance contracts. So that isn't even a thing that's at risk. The risk is new license growth, and we're pretty - we're still bullish on that as well, all right? But that 200 million, you can count on it.

      |Q - Aaron Schwartz|: Okay. That's very helpful, and then just a question on the IBM agreement, I know that we've asked a bunch of questions on this over the years, and my - and correct me if I'm wrong here because I don't know if I have the latest information, but it looks like the last component of the services agreement goes from - or expires in September `09, so we're in the last year of that. And I'm just wondering one, is that still the case? And then two, is there any update on what could happen with the services side of that agreement?

      |A - Peter Karmanos, Jr.|: There's really not an update on what could happen on the services side of the agreement. The product side is cut and dry. I believe that my contact at IBM and I will work out what's equitable on the services side. Right now we are feeling very good about our services business anyway.

      |Q - Aaron Schwartz|: Okay. That's helpful. Thank you for taking my questions.

      |A - Peter Karmanos, Jr.|: You're welcome.

      Operator: Thank you. And our next question comes from Thrivent Financial's David Rudow. Please go ahead.

      |Q - David Rudow|: Good afternoon, everybody.

      |A - Peter Karmanos, Jr.|: Hi, David.

      |A - Laura Fournier|: Hey, David.


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      |Q - David Rudow|: Back to the cash flows, does that assume and I might
      have missed this so I apologize. Does that 200 million assume any cost cutting goes through in the quarter? Or if things turn, you will then implement some of these cost cut initiatives?

      |A - Laura Fournier|: It certainly assumes some level of cost cutting but some of it's - are you questioning whether it will be put back into the business -?

      |Q - David Rudow|: No, does that 200 million, does that assume that you have to cut this 55 million out of the business in order to get to the 200, is that completely separate from that?

      |A - Laura Fournier|: That's separate.

      |Q - David Rudow|: Okay, okay. And then back to the - on the premium license deals for mainframe, what do you think the percent of the customer base is on the new licensing program? And what do you think - what portion is left that could possibly get onto the premium license deal?

      |A - Bob Paul|: Yes, I think we're in the upper single digits of percentage of customers, David, that have taken advantage of it so far, and what we're seeing now is sort of a stable or a consistent number per quarter that are cropping up in the forecast, and the two variables there are - this obviously makes a lot more sense for those organizations that have capacity increases. And then the second one is, based upon where they're at in the cycle of their maintenance agreements. So if they're up for renewal or not. Sometimes they want to go early because of the opportunity, but it has to be tied to that capacity growth.

      |Q - David Rudow|: And do you think half of the customer base are eligible or would benefit from this premium license deal, or is it more than that?

      |A - Bob Paul|: Yes, it's probably a moving target, based upon the latest economic conditions that number has probably changed because the capacity requirements have probably, stabled or flattened out a little bit, but there's still a substantial amount of customers that can take advantage of this, and I think that we'll see this continue to be an opportunity for us over the next couple of years.

      |Q - David Rudow|: Okay. And then on - with the credit squeeze, have you seen any problems or were some of the deals delayed because customers have a problem getting credit to do these larger deals, or is that not an issue for you guys?

      |A - Laura Fournier|: It's not an issue for us because we are working with our customers to finance their deals and this is nothing new, we've been doing this for 10 years, and so it's - I don't believe that it's an issue right now at all.

      |Q - David Rudow|: Okay. And then whenever - in terms of the buyback, you guys are going to temporarily halt that until things stabilize, whether it takes two, three, four months. Will you announce when you go back to market or will we just hear about it on the next earnings call?

      |A - Peter Karmanos, Jr.|: Well, whatever we can get away with.

      |Q - David Rudow|: Okay.

      |A - Peter Karmanos, Jr.|: I mean, look if the price keeps dropping I think it was at six and we started off - we almost got to 12 so we're half of what it was when we were buying stock before. And we've got a lot of cash. Part of me on one hand wonders what price it will be when we decide we'll just spend every penny we have to buy it. I mean, it can't get much lower before we get that attitude, so I don't know what - I don't know how to answer that question, because it's - the price of


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corrected transcript                                        FACTSET: callstreet
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           Compuware Corp.         CPWR    Q2 2009 Earnings Call   Oct. 23, 2008
                 Company ^     Ticker ^             Event Type ^          Date ^
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      the stock today appears to be pretty stupid on the low side, and that means we should buy it, but if it goes a little lower, we'll wait and we'll buy it when it gets lower.

      |Q - David Rudow|: Yes, because if you look at kind of where it's at now it's yielding at about 12% based on the current number.

      |A - Peter Karmanos, Jr.|: Right.

      |Q - David Rudow|: So it's extremely cheap.

      |A - Peter Karmanos, Jr.|: Yes, it is.

      |Q - David Rudow|: Okay.

      |A - Peter Karmanos, Jr.|: And we'll go after it.

      |Q - David Rudow|: Okay. Thank you very much for your time.

      |A - Peter Karmanos, Jr.|: You're welcome.

      |A - Bob Paul|: Thanks, David.

      Operator: Thank you. Ladies and gentlemen, we will now conclude the question and answer portion of today's conference call. I'd like to turn the conference back over to Lisa Elkin. Please go ahead.

Lisa Elkin, Vice President, Investor Relations and Communications
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      At this time,  ladies and gentlemen,  we'll adjourn this conference  call.
      Thank you very much for your time and interest in Compuware, and we hope you have a pleasant evening.

      Operator: Thank you. Ladies and gentlemen, that does conclude our conference for today. Thank you for your participation and for using AT&T Executive Teleconference Service. You may now disconnect.


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